EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Index Funds
File Number: 811-2652
Registrant CIK Number: 0000036405


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 2

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $33,593
2. Dividends for a second class of open-end company shares                                                          $8,969
3. Dividends for a third class of open-end company shares                                                           $12,612
4. Dividends for a fourth class of open-end company shares                                                          $913

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.213
        2. Dividends from a second class of open-end company shares                                                 $.227
        3. Dividends from a third class of open-end company shares                                                  $.243
        4. Dividends for a fourth class of open-end company shares                                                  $.612


Item 74

U)      1. Number of shares outstanding                                                                              159,758
        2. Number of shares outstanding for a second class of shares of open-end company shares                      40,321
        3. Number of shares outstanding for a third class of shares of open-end company shares                       57,140
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      1,515

V)      1. Net asset value per share (to the nearest cent)                                                           26.66
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 26.66
        3. Number of shares outstanding for a third class of shares of open-end company shares                       26.67
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      70.37


Series 3

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $280,716
2. Dividends for a second class of open-end company shares                                                          $92,244
3. Dividends for a third class of open-end company shares                                                           $91,521
4. Dividends for a fourth class of open-end company shares                                                          $28,586

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.327
        2. Dividends from a second class of open-end company shares                                                 $.338
        3. Dividends from a third class of open-end company shares                                                  $.352
        4. Dividends for a fourth class of open-end company shares                                                  $1.382

Item 74

U)      1. Number of shares outstanding                                                                              925,632
        2. Number of shares outstanding for a second class of shares of open-end company shares                      306,563
        3. Number of shares outstanding for a third class of shares of open-end company shares                       307,740
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      23,567

V)      1. Net asset value per share (to the nearest cent)                                                           25.99
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 25.99
        3. Number of shares outstanding for a third class of shares of open-end company shares                       26.00
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      106.81


Series 4

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $55,864
2. Dividends for a second class of open-end company shares                                                          $14,343
3. Dividends for a third class of open-end company shares                                                           $11,117

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.372
        2. Dividends from a second class of open-end company shares                                                 $.386
        3. Dividends from a third class of open-end company shares                                                  $.394


Item 74

U)      1. Number of shares outstanding                                                                              154,130
        2. Number of shares outstanding for a second class of shares of open-end company shares                      40,804
        3. Number of shares outstanding for a third class of shares of open-end company shares                       28,160

V)      1. Net asset value per share (to the nearest cent)                                                           18.95
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 18.95
        3. Number of shares outstanding for a third class of shares of open-end company shares                       18.95


Series 5

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $53,318
2. Dividends for a second class of open-end company shares                                                          $7,958
3. Dividends for a third class of open-end company shares                                                           $6,561

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.176
        2. Dividends from a second class of open-end company shares                                                 $.195
        3. Dividends from a third class of open-end company shares                                                  $.206

Item 74

U)      1. Number of shares outstanding                                                                              304,451
        2. Number of shares outstanding for a second class of shares of open-end company shares                      43,808
        3. Number of shares outstanding for a third class of shares of open-end company shares                       31,376

V)      1. Net asset value per share (to the nearest cent)                                                           24.92
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 24.92
        3. Number of shares outstanding for a third class of shares of open-end company shares                       24.92


Series 6-Small Cap Index

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $43,573
2. Dividends for a second class of open-end company shares                                                          $10,499
3. Dividends for a third class of open-end company shares                                                           $10,910

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.204
        2. Dividends from a second class of open-end company shares                                                 $.224
        3. Dividends from a third class of open-end company shares                                                  $.234

Item 74

U)      1. Number of shares outstanding                                                                              215,519
        2. Number of shares outstanding for a second class of shares of open-end company shares                      46,731
        3. Number of shares outstanding for a third class of shares of open-end company shares                       49,135

V)      1. Net asset value per share (to the nearest cent)                                                           22.60
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 22.60
        3. Number of shares outstanding for a third class of shares of open-end company shares                       22.61


Series 7

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $33,257
2. Dividends for a second class of open-end company shares                                                          $8,130
3. Dividends for a third class of open-end company shares                                                           $10,818

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.122
        2. Dividends from a second class of open-end company shares                                                 $.595
        3. Dividends from a third class of open-end company shares                                                  $.137

Item 74

U)      1. Number of shares outstanding                                                                              274,949
        2. Number of shares outstanding for a second class of shares of open-end company shares                      14,143
        3. Number of shares outstanding for a third class of shares of open-end company shares                       81,404

V)      1. Net asset value per share (to the nearest cent)                                                           13.13
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 59.55
        3. Number of shares outstanding for a third class of shares of open-end company shares                       13.16


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